Exhibit 99.1

PRESS RELEASE

Processa Pharmaceuticals, Inc. Announces $6.25 Million Registered Direct Offering Priced at the Market Under Nasdaq Rules

HANOVER, MD., February 10, 2023 (GLOBE NEWSWIRE) -- Processa Pharmaceuticals, Inc. (Nasdaq: PCSA) (“Processa” or the “Company”), a diversified clinical-stage company developing next generation chemotherapy drugs for patients who have unmet medical conditions and/or require better treatment options to improve a patient’s survival and/or quality of life, today announced that it has entered into definitive agreements with retail investors for the purchase and sale of 7,812,544 common shares at a purchase price of $0.80 per share in a registered direct offering priced at the market under the Nasdaq rules. The closing of the offering is expected to occur on or about February 14, 2023, subject to the satisfaction of customary closing conditions.

Spartan Capital Securities, LLC acted as the sole placement agent for this transaction.

The gross proceeds to the Company from the registered direct offering are expected to be $6.25 million, before deducting the placement agent’s fees and other offering expenses payable by the Company. The Company intends to use the net proceeds from this offering for future clinical trials, research and development expenses, and for working capital and other general corporate purposes.

The shares of common stock are being offered by the Company pursuant to a “shelf” registration statement on Form S-3 previously filed with the Securities and Exchange Commission, or the SEC, and declared effective by the SEC. The offering of the shares of common stock will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A final prospectus supplement and accompanying prospectus relating to the shares of common stock being offered will be filed with the SEC. Copies of the final prospectus supplement and accompanying base prospectus may be obtained, when available, for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, you may contact Wendy Guy for a copy of these documents or contact our principal executive offices at 7380 Coca Cola Drive, Suite 106, Hanover, Maryland, 21076, c/o Wendy Guy, Corporate Secretary, (443) 776-3133.

This press release shall not constitute an offer to sell or the solicitation of any offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About Processa Pharmaceuticals, Inc.

The mission of Processa is to develop products with existing clinical evidence of efficacy for patients with unmet or underserved medical conditions who need treatment options that improve survival and/or quality of life. The Company uses its Regulatory Science Approach criteria when selecting and developing drugs to achieve high-value milestones effectively and efficiently. Processa will prioritize the three Next Generation Chemotherapy treatment programs: Next Generation Capecitabine (PCS6422 and Capecitabine to treat metastatic colorectal, gastrointestinal, breast, pancreatic, and other cancers), Next Generation Gemcitabine (PCS3117 to treat pancreatic, lung, ovarian, breast, and other cancers), and Next Generation Irinotecan (PCS11T to treat lung, colorectal, gastrointestinal, pancreatic, and other cancers).

Members of the Processa development team have been involved with more than 30 approvals for indications in almost every division of the FDA (including drug products targeted to orphan disease conditions) and more than 100 FDA meetings throughout their careers. For more information, visit our website at www.processapharma.com.

Forward-Looking Statements

This release contains forward-looking statements. The statements in this press release that are not purely historical are forward-looking statements which involve risks and uncertainties. Actual future performance outcomes and results may differ materially from those expressed in forward-looking statements. Please refer to the documents filed by Processa Pharmaceuticals with the SEC, specifically the most recent reports on Forms 10-K and 10-Q, which identify important risk factors which could cause actual results to differ from those contained in the forward-looking statements.

For More Information:

Michael Floyd

mfloyd@processapharma.com

(301) 651-4256

Patrick Lin

(925) 683-3218

plin@processapharma.com

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